For Immediate Release

September 9, 2024

Company Contact: Brent Maedl Director, Corporate Finance & Investor Relations brent.maedl@broadstone.com 585.382.8507

Broadstone Net Lease Provides an Update on Recent Business Activity and Announces Participation at the Wells Fargo 13th Annual Net Lease REIT Forum

VICTOR, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL) (“Broadstone,” “BNL,” the “Company,” “we,” “our,” or “us”), today provided an update on its recent business activity through September 8, 2024. Additionally, the Company announced that BNL’s CEO, John Moragne, and CFO, Kevin Fennell, will be participating in the Wells Fargo 13th Annual Net Lease REIT Forum in New York, NY, on Monday, September 9, 2024.

SEPTEMBER 2024 BUSINESS UPDATE

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Invested $375.6 million year-to-date, including $234.3 million in new property acquisitions, $86.1 million in development fundings, $52.2 million in transitional capital, and $3.0 million in revenue generating capital expenditures. Total investments consist of $248.6 million in industrial properties, $124.0 million in retail and restaurant properties, and $3.0 million in an animal health services property.
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Committed $453.7 million to fund developments and $8.0 million to fund revenue generating capital expenditures with existing tenants as of September 8, 2024. Our commitments to fund developments include $446.0 million of industrial properties and $7.7 million of restaurant properties with varying construction start dates through 2024. We anticipate delivery and corresponding rent commencement by the end of 2025 for approximately one-third of those commitments, with the remaining two-thirds occurring in the first half of 2026.
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In conjunction with our growing development funding pipeline, we sold, on a forward basis, 2.0 million shares of our common stock for gross proceeds of approximately $36.5 million under our at-the-market common equity offering (“ATM Program”), none of which has settled. These sales may be settled, at our discretion, at any time prior to September 2025.
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Commenced contractually scheduled rent with our build-to-suit tenant, United Natural Foods, Inc. (“UNFI”), based on the substantial completion of construction in early September 2024. On a pro forma basis, including up to approximately $25.1 million of additional development closeout expenses expected to be funded during the fourth quarter of 2024, UNFI will become our number two tenant based on annualized base rent.
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Resolved ongoing negotiations with Red Lobster in connection with its bankruptcy proceedings, resulting in the assumption of our master lease agreement and continued operation of all 18 of our Red Lobster locations, representing 1.6% of ABR as of June 30, 2024.

MANAGEMENT COMMENTARY

“BNL’s positive momentum continues to build with an attractive, long-term investment pipeline and accretive capital through our ATM program,” said John Moragne, BNL’s Chief Executive Officer. “Our $453.7 million development funding pipeline will provide accretive growth in 2025 and beyond and is a critical piece of our differentiated strategy to maximize current and future earnings for our investors through our four core building blocks of growth: best-in-class portfolio rent escalations, revenue generating capital expenditures with existing tenants, development funding opportunities, and a diversified acquisition pipeline. I’m proud of what we have accomplished to date and excited for what we are building for the future.”

About Broadstone Net Lease, Inc.

BNL is an industrial-focused, diversified net lease REIT that invests in primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Utilizing an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting, as of June 30, 2024, BNL’s diversified portfolio consisted of 777 individual net leased commercial properties with 770 properties located in 44 U.S. states and seven properties located in four Canadian provinces across the industrial, restaurant, healthcare, retail, and office property types.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2024 guidance and assumptions, involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024, which you are encouraged to read, and will be available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.